UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 26, 2024

Karyopharm Therapeutics Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36167	26-3931704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Wells Avenue, 2nd Floor Newton, Massachusetts	02459
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 658-0600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	KPTI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2024, Michael Mason notified Karyopharm Therapeutics Inc. (the “Company”) of his intention to resign as the Company’s Executive Vice President, Chief Financial Officer and Treasurer to pursue other professional interests. On August 29, 2024, the Company entered into a Transition Agreement (the “Transition Agreement”) with Mr. Mason, pursuant to which Mr. Mason will continue to serve in his current capacity through November 5, 2024 (the “Resignation Date”). The Company has initiated a search for a successor.

Pursuant to the Transition Agreement, if Mr. Mason remains employed through the Resignation Date, or he resigns for Good Reason (as defined in his Offer Letter Agreement with the Company, dated as of February 1, 2019) prior to the Resignation Date or the Company terminates his employment without cause prior to the Resignation Date, he will be entitled to the following benefits in exchange for his remaining available to assist the Company with various matters (the “Post-Employment Transition Arrangement”): (i) a lump sum payment of $100,000, payable on November 6, 2024 and (ii) the Company’s engagement of Mr. Mason as a consultant pursuant to the terms of a consulting agreement, dated as of August 29, 2024 (the “Consulting Agreement”) under which Mr. Mason will provide certain advisory and other consulting services to the Company from the effective date of the Consulting Agreement (as defined in the Consulting Agreement) until March 1, 2025 (or such earlier date upon which the Consulting Agreement terminates in accordance with its terms). The Consulting Agreement will be effective as of the Resignation Date unless Mr. Mason resigns without good reason prior to the Resignation Date or his employment is terminated by the Company for cause prior to the Resignation Date. As full compensation for such consulting services, Mr. Mason’s outstanding unvested equity awards will continue to vest, according to their terms, for so long as he provides services to the Company pursuant to the Consulting Agreement. In addition, the Company will pay Mr. Mason an hourly consulting fee per hour worked after the fifth hour worked in any calendar month.

The foregoing summary of the Transition Agreement and the Consulting Agreement is qualified in its entirety by reference to the full text of the agreements, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Transition Agreement, dated as of August 29, 2024, between the Company and Michael Mason

10.2	Consulting Agreement, dated as of August 29, 2024, between the Company and Michael Mason

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARYOPHARM THERAPEUTICS INC.

Date: August 29, 2024	By:	/s/ Michael Mano
Michael Mano
Senior Vice President, General Counsel and Secretary